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                                                                    EXHIBIT 99.1

EXHIBIT 99

                     FOR IMMEDIATE RELEASE - JANUARY 7, 2008

            MBT FINANCIAL CORP. ANNOUNCES CREDIT RELATED CHARGES AND
                SCHEDULE FOR EARNINGS RELEASE AND CONFERENCE CALL

MONROE, MICH., JANUARY 7, 2008 - MBT Financial Corp. (NASDAQ: MBTF) announced today that it increased its provision for loan losses to $4.9 million in the fourth quarter of 2007. This is compared to a provision of $1 million in the third quarter of 2007 and $1.2 million in the fourth quarter of 2006. The Company also recorded a charge of $600,000 to write down the value of other real estate owned.

H. Douglas Chaffin, President & CEO, commented, "Michigan's overall economy remains weaker than the rest of the country, and the real estate market in southeast Michigan has shown recent signs of deterioration. We continue to aggressively monitor the strength of our loan portfolios, and as a result transferred a select number of our commercial loans into non-performing status during the fourth quarter. Based on the recent weaknesses evident in our local real estate market, we have taken a more conservative approach to evaluating the underlying collateral of our entire loan portfolio necessitating the addition to our reserves." Following the charges, the Company's capital level will remain significantly above the minimum to be classified as "well capitalized" under regulatory requirements.

MBT Financial Corp. also announced that it will release its fourth quarter 2007 earnings after the close of the market on Tuesday, January 22, 2008. The earnings report will be available on the company's website, www.mbandt.com. The company will also host an investor conference call to review the results on Wednesday, January 23, 2008 at 10 a.m. Eastern. Participants are asked to call
(800) 860-2442 at least five minutes prior to the call. The call will also be web cast on the company's website, www.mbandt.com. To access the webcast from the MBT home page select "Investor Relations" and "Corporate Profile" for the link to the web cast. The call will be archived on the company's website for three months following the call. A replay will also be available two hours after the conclusion of the call at (877) 344-7529, Passcode 414751. The replay will be available until February 25, 2008.

MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).

Founded in 1858, MBT is one of the largest full service community banks in Southeast Michigan, with $1.5 billion in assets, offering personal and business products and services, and complete credit options. MBT's Wealth Management Group is one of the areas largest trust departments with over $800 Million in assets under management.

With 26 offices, 38 ATMs, PhoneLink telephone banking and eLink online banking, MBT prides itself on an incomparable level of service and access for its customers. Visit MBT's web site at www.mbandt.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and

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monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.